Exhibit 99.1

Zevia Announces Second Quarter 2024 Results

Net Sales of $40.4 million, exceeding guidance

Productivity Initiative now expected to deliver $12 million of annualized savings

LOS ANGELES – August 7, 2024 (BUSINESS WIRE) – Zevia PBC (“Zevia” or the “Company”) (NYSE: ZVIA), the Company bringing naturally delicious, zero sugar, clean-label beverages across usage occasions today reported results for the second quarter ended June 30, 2024.

Second Quarter 2024 Highlights

•
Net sales of $40.4 million, exceeding guidance
•
Gross profit margin was 41.9%, impacted by inventory write-downs
•
Net loss was $7.0 million, including $1.4 million of non-cash equity-based compensation expense
•
Adjusted EBITDA loss was $4.4 million(1)
•
Loss per share was $0.10 per diluted share to Zevia’s Class A Common stockholders

“We delivered net sales above our guidance in the second quarter, and scan sales reflect accelerating retail growth trends through the quarter and into July” said Amy Taylor, President and Chief Executive Officer. “Demand is healthy, and Zevia shopper spending levels continue to increase. Recent 4-week retail scan growth for Zevia soda was double-digits and ahead of the Carbonated Soft Drinks category in dollars and in units in a competitive environment.”

“Our new regional distribution partners are driving same-store sales improvement and opening outlets in new channels in their first weeks in market as expected, and we see proof of our increasing marketing efficacy as retail sales from key focus metros significantly outperform” Taylor continued. “With a healthy brand, strong consumer demand, and an evolving route-to-market strategy, coupled with increased marketing and product innovation in the pipeline, we remain bullish on our long-term growth opportunities.”

Second Quarter 2024 Results

Net sales decreased 4.3% to $40.4 million in the second quarter of 2024 compared to $42.2 million in the second quarter of 2023, primarily driven by a delay in the recovery of SKU level distribution at retailers, a lag effect from customer fulfillment issues in 2023, and lost distribution in our club channel, resulting in reduced volumes of 5.9%, partially offset by higher price realizations which is inclusive of greater promotional levels at retailers.

Gross profit decreased 14.0% year-over-year to $16.9 million for the second quarter of 2024 compared to $19.7 million in the second quarter of 2023, and gross profit margin of 41.9% decreased 4.7 percentage points compared to the second quarter of 2023. The decline in gross profit margin was primarily driven by inventory write-downs related to club specific excess inventory as a result of lost distribution, unfavorable cost of goods sold from higher unit costs largely from investments in enhanced visuals to improve on-shelf visibility, and a return to more competitive promotional levels.

(1) Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

Selling and marketing expenses were $13.6 million, or 33.7%, of net sales in the second quarter of 2024 compared to $16.1 million, or 38.1%, of net sales in the second quarter of 2023. The decrease was primarily due to a decrease in freight transfers as a result of the impact of supply chain logistics challenges in the prior year, a decrease in repackaging costs due to automation, a decrease in freight costs due to lower volume, and a decrease in warehousing costs due to the consolidation of warehouses. These decreases were partially offset by investments made in marketing to drive brand awareness.

General and administrative expenses were $7.7 million, or 19.0%, of net sales in the second quarter of 2024 compared to $6.2 million, or 14.7%, of net sales in the second quarter of 2023. The increase of $1.5 million was primarily driven by the benefit in the prior year of an accrual reversal, as well as higher employee costs, partially offset by a decrease in costs as a result of our Productivity Initiative.

Restructuring expenses were $0.9 million in the second quarter of 2024 which primarily includes employee related severance costs as well as costs to exit two of our third-party warehouse and distribution facilities.

Equity-based compensation, a non-cash expense, was $1.4 million in the second quarter of 2024, compared to $2.4 million in the second quarter of 2023. The decrease of $0.9 million was largely due to the accelerated method of expense recognition on certain equity awards issued in connection with the Company’s IPO in 2021, partially offset by equity-based compensation expense related to new equity awards granted.

Net loss for the second quarter of 2024 was $7.0 million, compared to net loss of $5.0 million in the second quarter of 2023.

Loss per share for the second quarter of 2024 was $0.10 per diluted share to Zevia’s Class A Common stockholders, compared to loss per share of $0.08 in the second quarter of 2023.

Adjusted EBITDA loss was $4.4 million in the second quarter of 2024, compared to an Adjusted EBITDA loss of $2.6 million in the second quarter of 2023. Adjusted EBITDA is a non-GAAP financial measure. See the supplementary schedules in this press release for a discussion of how we define and calculate this measure and a reconciliation thereof to the most directly comparable GAAP measure.

Balance Sheet and Cash Flows

As of June 30, 2024, the Company had $28.9 million in cash and cash equivalents and no outstanding debt, as well as an unused credit line of $20 million.

Guidance

The Company is reaffirming its guidance for the full year of 2024 and continues to expect net sales to be in the range of $158 million to $166 million. For the third quarter of 2024, net sales are expected to be in the range of $37 million to $40 million.

Webcast

The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss this earnings release. Investors and other interested parties may listen to the webcast of the conference call by logging on via the Investor Relations section of Zevia’s website at https://investors.zevia.com/ or directly here. A replay of the webcast will be available for approximately thirty (30) days following the call.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,’” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “on track,” “outlook,” “plan,” “potential,” “predict,” “project,” pursue,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words or other similar words, terms or expressions with similar meanings. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, statements regarding 2024 Guidance, expected benefits of and annualized cost savings from the Productivity Initiative, long-term growth opportunities, future results of operations or financial condition, strategic direction, and plans and objectives of management for future operations, including marketing and product innovation. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the ability to develop and maintain our brand, our ability to successfully execute on our rebranding strategy, cost reduction initiatives, and to compete effectively, our ability to maintain supply chain service levels and any disruption of our supply chain, product demand, changes in the retail landscape or in sales to any key customer, change in consumer preferences, pricing factors, our ability to manage changes in our workforce, future cyber incidents and other disruptions to our information systems, failure to comply with personal data protection and privacy laws, the impact of inflation on our sales growth and cost structure such as increased commodity, packaging, transportation and freight, warehouse, labor and other input costs and other economic conditions, our reliance on contract manufacturers and service providers, competitive and governmental factors outside of our control, such as pandemics or epidemics, adverse global macroeconomic conditions, including relatively high interest rates, instability in financial institutions and a recessionary environment, any potential shutdown of the U.S. government, and geopolitical events or conflicts, including the military conflicts in Ukraine and the Middle East and trade tensions between the U.S. and China, failure to adequately protect our intellectual property rights or infringement on intellectual property rights of others, potential liabilities and costs from litigation, claims, legal or regulatory proceedings, inquiries or investigations, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the U.S. Securities and Exchange Commission for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

About Zevia

Zevia PBC, a Delaware public benefit corporation designated as a “Certified B Corporation,” is focused on addressing the global health challenges resulting from excess sugar consumption by offering a broad portfolio of zero sugar, zero calorie, naturally sweetened beverages. All Zevia® beverages are made with a handful of simple, plant-based ingredients, contain no artificial sweeteners, and are Non-GMO Project verified, gluten-free, Kosher, vegan and zero sodium. Zevia is distributed in more than 34,000 retail locations in the U.S. and Canada through a diverse network of major retailers in the food, drug, warehouse club, mass, natural and ecommerce channels.

(ZEVIA-F)

Contacts

Investors

Greg Davis
Zevia PBC
424-343-2654
Gregory@zevia.com

Reed Anderson

ICR

646-277-1260

Reed.Anderson@icrinc.com

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$40,426	$42,241	$79,225	$85,541
Cost of goods sold	23,484	22,549	44,564	45,744
Gross profit	16,942	19,692	34,661	39,797
Operating expenses:
Selling and marketing	13,622	16,100	28,692	28,012
General and administrative	7,694	6,207	15,809	14,852
Equity-based compensation	1,427	2,358	2,916	4,738
Depreciation and amortization	403	404	731	823
Restructuring	865	—	865	—
Total operating expenses	24,011	25,069	49,013	48,425
Loss from operations	(7,069)	(5,377)	(14,352)	(8,628)
Other income, net	142	403	239	743
Loss before income taxes	(6,927)	(4,974)	(14,113)	(7,885)
Provision for income taxes	34	35	47	36
Net loss and comprehensive loss	(6,961)	(5,009)	(14,160)	(7,921)
Loss attributable to noncontrolling interest	1,070	1,078	2,445	1,899
Net loss attributable to Zevia PBC	$(5,891)	$(3,931)	$(11,715)	$(6,022)

Net loss per share attributable to common stockholders
Basic	$(0.10)	$(0.08)	$(0.20)	$(0.11)
Diluted	$(0.10)	$(0.08)	$(0.20)	$(0.11)

Weighted average common shares outstanding
Basic	58,653,413	50,094,096	57,285,039	49,735,478
Diluted	58,653,413	50,094,096	57,285,039	49,735,478

ZEVIA PBC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$28,942	$31,955
Accounts receivable, net	11,351	11,119
Inventories	22,254	34,550
Prepaid expenses and other current assets	2,952	5,063
Total current assets	65,499	82,687
Property and equipment, net	1,709	2,109
Right-of-use assets under operating leases, net	1,662	1,959
Intangible assets, net	3,363	3,523
Other non-current assets	541	579
Total assets	$72,774	$90,857
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	12,129	$21,169
Accrued expenses and other current liabilities	8,456	5,973
Current portion of operating lease liabilities	610	575
Total current liabilities	21,195	27,717
Operating lease liabilities, net of current portion	1,056	1,373
Total liabilities	22,251	29,090

Stockholders’ equity
Class A common stock	59	54
Class B common stock	14	17
Additional paid-in capital	187,969	191,144
Accumulated deficit	(113,052)	(101,337)
Total Zevia PBC stockholders’ equity	74,990	89,878
Noncontrolling interests	(24,467)	(28,111)
Total equity	50,523	61,767
Total liabilities and equity	$72,774	$90,857

ZEVIA PBC

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2024	2023
Operating activities:
Net loss	$(14,160)	$(7,921)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash lease expense	297	281
Depreciation and amortization	731	823
(Gain) loss on disposal of property, equipment and software, net	(9)	3
Amortization of debt issuance cost	38	38
Equity-based compensation	2,916	4,738
Changes in operating assets and liabilities:
Accounts receivable, net	(232)	(5,860)
Inventories	12,296	(10,020)
Prepaid expenses and other assets	2,111	554
Accounts payable	(9,109)	20,171
Accrued expenses and other current liabilities	2,483	(1,447)
Operating lease liabilities	(282)	(289)
Net cash (used in) provided by operating activities	(2,920)	1,071
Investing activities:
Purchases of property, equipment and software	(93)	(1,532)
Proceeds from sales of property, equipment and software	—	69
Net cash used in investing activities	(93)	(1,463)
Financing activities:
Proceeds from revolving line of credit	8,000	—
Repayment of revolving line of credit	(8,000)	—
Proceeds from exercise of stock options	—	23
Net cash provided by financing activities	—	23
Net change from operating, investing, and financing activities	(3,013)	(369)
Cash and cash equivalents at beginning of period	31,955	47,399
Cash and cash equivalents at end of period	$28,942	$47,030

Use of Non-GAAP Financial Information

We use Adjusted EBITDA, a financial measure that is not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company’s management believes that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.

We calculate Adjusted EBITDA as net income (loss) adjusted to exclude: (1) other income (expense), net, which includes interest (income) expense, foreign currency (gains) losses, and (gains) losses on disposal of fixed assets, (2) provision (benefit) for income taxes, (3) depreciation and amortization, (4) equity-based compensation, and (5) restructuring expenses (for 2024, in light of our Productivity Initiative). Adjusted EBITDA may in the future also be adjusted for amounts impacting net income related to the Tax Receivable Agreement liability and other infrequent and unusual transactions.

Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA include that (1) it does not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures, (3) it does not consider the impact of equity-based compensation expense, including the potential dilutive impact thereof, and (4) it does not reflect other non-operating expenses, including interest (income) expense, foreign currency (gains) losses and (gains) losses on disposal of fixed assets, and restructuring. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net loss or income and other results stated in accordance with GAAP.

The following table presents a reconciliation of net loss, the most directly comparable financial measure stated in accordance with GAAP, to Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2024	2023	2024	2023
Net loss and comprehensive loss	$(6,961)	$(5,009)	$(14,160)	$(7,921)
Other income, net*	(142)	(403)	(239)	(743)
Provision for income taxes	34	35	47	36
Depreciation and amortization	403	404	731	823
Equity-based compensation	1,427	2,358	2,916	4,738
Restructuring	865	—	865	—
Adjusted EBITDA	$(4,374)	$(2,615)	$(9,840)	$(3,067)

* Includes interest (income) expense, foreign currency (gains) losses, and (gains) losses on disposal of fixed assets.